Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, Amendment No. 3, of ZVUE Corporation of our report dated August 3, 2007 on the financial statements of eBaum’s World, Inc. for the years ended December 31, 2006 and 2005, included in Form 8-K filed on November 5, 2007.

/s/ SALBERG & COMPANY, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
February 7, 2008